THE LAW OFFICE OF

RONALD N. VANCE & ASSOCIATES, P. C.

Attorneys at Law

1656 REUNION AVENUE

SUITE 250

SOUTH JORDAN, UTAH 84095

Ronald N. Vance

Brian M. Higley

TELEPHONE (801) 446-8802

FAX (801) 446-8803

EMAIL: ron@vancelaw.us

EMAIL: brian@vancelaw.us

May 14, 2013

Stephen Garland, CEO

Heatwurx, Inc.

6041 South Syracuse Way

Suite 315

Greenwood Village, CO 80111

Re:  Registration Statement on Form S-1

Dear Mr. Garland:

I have acted as counsel for Heatwurx, Inc., a Delaware corporation (the “ Company”) in connection with the Company’s Registration Statement on Form S-1, as amended (the “ Registration Statement”) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended.

I have reviewed the Registration Statement, including the prospectus (the “ Prospectus”) that is a part of the Registration Statement.  The Registration Statement registers the offering and sale by certain selling stockholders (the “ Selling Stockholders”) of the Company (the “Secondary Offering”) of the securities set forth below (all of which are collectively referred to herein as the “ Securities”):

 (a)           up to an aggregate of 4,200,000 shares of the Company’s common stock, par value $0.0001 per share (the “ Common Stock”)  issuable upon conversion of the Series A Preferred Stock, up to 1,500,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, and up to 760,000 shares of Common Stock issuable upon conversion of the Series C Preferred Stock, all of which are to be offered and sold by Selling Stockholders in the Secondary Offering (the “ Preferred Convertible Shares”); and

(b)            up to an aggregate of 1,750,000  shares of Common Stock (the “ Selling Stockholder Shares”) to be offered and sold by the Selling Stockholders in the Secondary Offering.

In connection with this opinion, I have reviewed originals or copies (certified or otherwise identified to my satisfaction) of the Company’s Certificate of Incorporation, the Company’s Bylaws, resolutions adopted by the Company’s Board of Directors, the Registration Statement, the exhibits to the Registration Statement, and such other records, documents, statutes and decisions, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant in rendering this opinion.

Stephen Garland, CEO

May 14, 2013

In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

The opinions expressed below are limited to the laws of the State of Delaware (including the applicable provisions of the Delaware Constitution applicable judicial and regulatory decisions interpreting these laws and applicable rules and regulations underlying these laws) and the federal laws of the United States.

Based on the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that pursuant to the corporate laws of the State of Nevada, including all relevant provisions of the state constitution and all judicial interpretations interpreting such provisions:

(i)           the Securities have been duly authorized for issuance by all necessary corporate action by the Company;

(ii)           the Preferred Convertible Shares, when issued by the Company and sold by the Selling Stockholders in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable; and

(iv)            the Selling Stockholder Shares are validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my firm’s name in the related Prospectus under the heading “Legal Matters.”

Very truly yours,

/s/ Ronald N. Vance